Exhibit 99.4

CKE RESTAURANTS, INC.

OFFER TO EXCHANGE

$600,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING

11.375% SENIOR SECURED SECOND LIEN NOTES DUE 2018

FOR

$600,000,000 AGGREGATE PRINCIPAL AMOUNT OF

11.375% SENIOR SECURED SECOND LIEN NOTES DUE 2018 THAT HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

To Our Clients:

CKE Restaurants, Inc., a Delaware corporation (the “Company”), is offering, upon and subject to the terms and conditions set forth in the enclosed Prospectus, dated [                    ] (the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to $600,000,000 of the Company’s outstanding 11.375% senior secured second lien notes due 2018 (the “Old Notes”), for $600,000,000 of the Company’s 11.375% senior secured second lien notes due 2018 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether to tender your Old Notes.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the terms of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on [                    ], unless extended (such time and date, or the latest time and date to which the Exchange Offer has been extended, the “Expiration Date”). Tenders of Old Notes may be withdrawn at any time at or prior to the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions.”

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER BY

CKE RESTAURANTS, INC. FOR UP TO $600,000,000 AGGREGATE PRINCIPAL AMOUNT OF

OUTSTANDING 11.375% SENIOR SECURED SECOND LIEN NOTES DUE 2018

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by CKE Restaurants, Inc. with respect to their Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

☐   Please tender the Old Notes held by you for my account as indicated below:

CKE Restaurants, Inc

11.375% Senior Secured Second Lien Notes due 2018

$

(Aggregate Principal Amount of Old Notes)

☐   Please do not tender any Old Notes held by you for my account.

Dated:                     , 201[    ]

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

Unless a specific contrary instruction is given in the space provided, signature(s) hereon by beneficial owner(s) shall constitute an instruction to you to tender all the Old Notes held by you for the account of such beneficial owner(s).

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